ASSET PURCHASE AGREEMENT

                           dated as of August 2, 2000




                                  by and among


                          DATA SYSTEMS & SOFTWARE INC,
                             a Delaware corporation,
                                 ("Stockholder")


                      INTERNATIONAL DATA OPERATIONS, INC.,
                             a Delaware corporation,
                                   ("Seller")


                                       and


                             ECLIPSE NETWORKS, INC.,
                             a Delaware corporation,
                                  ("Purchaser")


                     Covering the Purchase of Substantially
                              All of the Assets of

                                    CinNetic,
                a division of International Data Operations, Inc.


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                                TABLE OF CONTENTS

                                                                            Page



1.  GENERAL DEFINITIONS.......................................................1


2.  PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.............................3
    2.1   Purchase and Sale...................................................3
    2.2   Delivery of Assets and Transfer Documents...........................3
    2.3   Closing; Closing Date...............................................4


3.  PURCHASE PRICE............................................................4
    3.1   Price and Payment...................................................4
    3.2   Purchase Price Adjustment...........................................4
    3.3   Excluded Assets.....................................................5
    3.4   Assumed Obligations.................................................5
    3.5   Excluded Liabilities and Obligations................................6
    3.6   Transfer Taxes......................................................6
    3.7   Allocation of Purchase Price........................................6
    3.8   Escrow Amount.......................................................6


4.  REPRESENTATIONS AND WARRANTIES OF SELLER..................................7
    4.1   Organization........................................................7
    4.2   Ownership...........................................................7
    4.3   Financial Statements................................................8
    4.4   Events Since the Balance Sheet Date.................................8
    4.5   Competing Interests.................................................9
    4.6   Notes and Accounts Receivable......................................10
    4.7   Employee Matters...................................................10
    4.8   Contracts and Agreements...........................................10
    4.9   Effect of Agreement................................................12
    4.10  Properties, Assets and Leasehold Estates...........................12
    4.11  Intellectual Property..............................................13
    4.12  Suits, Actions and Claims..........................................13
    4.13  Licenses and Permits; Compliance with Governmental Regulations.....14
    4.14  Authorization......................................................14

    4.15  No Untrue Statements...............................................14
    4.16  Records............................................................15
    4.17  Work-In-Process....................................................15
    4.18  Brokers and Finders................................................15
    4.19  Adverse Facts......................................................15
    4.20  Deposits...........................................................15
    4.21  Workers' Compensation Data.........................................15
    4.22  Customer List......................................................15
    4.23  No Royalties.......................................................16
    4.24  Business...........................................................16
    4.25  Subsidiaries.......................................................16
    4.26  Non-Competes.......................................................16


5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................16
    5.1   Incorporation......................................................16
    5.2   Authorization......................................................16
    5.3   Brokers and Finders................................................17


6.  PRE-CLOSING COVENANTS....................................................17
    6.1   General............................................................17
    6.2   Notices and Consents...............................................17
    6.3   Operation of Business..............................................17
    6.4   Preservation of Business...........................................17
    6.5   Full Access........................................................18
    6.6   Notice of Developments.............................................18
    6.7   Exclusivity........................................................18


7.  CONDITIONS TO OBLIGATION TO CLOSE........................................18
    7.1   Conditions to Obligation of the Purchaser..........................18
    7.2   Conditions to Obligations of the Seller............................20


8.  TERMINATION..............................................................20
    8.1   Termination of Agreement...........................................20
    8.2   Effect of Termination..............................................21


9.  NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES,
    REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER ................21

10. SPECIAL CLOSING AND POST-CLOSING COVENANTS...............................22
    10.1  Delivery of Funds and Other Assets Collected by Purchaser;
          Power of Attorney..................................................22
    10.2  Delivery of Funds and Other Assets Collected by Seller or
          Shareholder; Power of Attorney.....................................22
    10.3  Employment.........................................................22
    10.3  Office Space.......................................................23
    10.3  Further Assurances.................................................23


11. INDEMNITIES..............................................................23
    11.1  Indemnity by Seller................................................23
    11.2  Limitation of Certain Liability....................................24
    11.3  Notice of Claim....................................................25
    11.4  Right to Defend....................................................25
    11.5  Cooperation by Purchaser...........................................26
    11.6  Payment............................................................26
    11.7  Indemnity by Purchaser.............................................26


12. LEASE AGREEMENT..........................................................26


13. NON-COMPETITION..........................................................27
    13.1  Agreement not to Compete...........................................27
    13.2  Permitted Activities...............................................27


14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION................................27


15. ASSIGNMENT OF CONTRACTS..................................................28


16. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.........................29
    16.1  New Employees of Purchaser.........................................29
    16.2  Hiring of Employees................................................29
    16.3  Existing Employee Benefit Plans....................................29
    16.4  Indemnity Concerning Accrued Benefits..............................29


17. EXPENSES.................................................................29

18. FURTHER ACTIONS..........................................................30


19. NOTICES..................................................................30


20. GENERAL PROVISIONS.......................................................32
    20.1  GOVERNING LAW; INTERPRETATION; SECTION HEADINGS....................32
    20.2  Severability.......................................................32
    20.3  Entire Agreement...................................................32
    20.5  Assignment.........................................................33
    20.6  Amendment; Waiver..................................................33
    20.7  Gender; Numbers....................................................33
    20.8  Counterparts.......................................................33
    20.9  Telecopy Execution and Delivery....................................33
    20.10 Arbitration........................................................34

                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES

Schedule 2.1         List of Assets
Schedule 2.1(A)      Excluded Assets
Schedule 3.4         Assumed Liabilities
Schedule 3.7         Allocation of Purchase Price
Schedule 4.2         Ownership of Assets
Schedule 4.3(A)      Financial Statements
Schedule 4.3(B)      Exceptions to GAAP on Financial Statements
Schedule 4.4         Events Since the Balance Sheet Date
Schedule 4.5         Competing Interests
Schedule 4.7A        Employees
Schedule 4.7B        Employee Benefit Plans
Schedule 4.8         Contracts and Agreements
Schedule 4.8A        Non-assignable Contracts and Agreements
Schedule 4.9         Effect of Agreement
Schedule 4.11        Intangible Property
Schedule 4.12        Suits, Actions and Claims
Schedule 4.13        Licenses and Permits
Schedule 4.17        Work-in-Process
Schedule 4.21        Workers' Compensation Report
Schedule 4.22        Customer List
Schedule 4.22A       Non-continuing Customers
Schedule 7.1(c)      Third Party Consents
Schedule 7.1(h)      Personnel to Execute Compliance Agreement
Schedule 7.1(o)      Employees Covered by Transition Services Agreement
Schedule 13          Non-competition


EXHIBITS

Exhibit A            Form of General Warranty Bill of Sale
Exhibit B            Form of Escrow Agreement
Exhibit C            Form of Compliance Agreement
Exhibit D            Opinion of Seller's Counsel
Exhibit E            Form of Transition Services Agreement

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 2nd day of August, 2000, by and among DATA SYSTEMS & SOFTWARE INC., a Delaware corporation ("Stockholder"), INTERNATIONAL DATA OPERATIONS, INC., a
Delaware corporation ("Seller") and ECLIPSE NETWORKS, INC., a Maryland corporation ("Purchaser").


                               W I T N E S S E T H

     WHEREAS, Seller is the owner of all right, title and interest in and to the assets described on Schedule 2.1 hereto (the "Assets"), with such assets being substantially all of the assets currently used in the CinNetic division operated by Seller (the "Business");

     WHEREAS,  Stockholder is the owner of all of the outstanding  capital stock
of  Seller  and  is  reasonably   expected  to  benefit  from  the  transactions
contemplated by this Agreement;

     WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;


                                    Agreement

     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          1.1 Affiliate of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

          1.2 Best Knowledge of Seller means actual knowledge of either Seller or Stockholder after reasonable inquiry and investigation.

          1.3 Control and all derivations thereof shall mean the possession, direct or indirect, of either (i) the ownership of or ability to direct the voting of, as the case may be, fifty-one percent (51%) or more of the equity interests, value or voting power in any Person or (ii) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          1.4 Court Order means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          1.5  GAAP  shall  mean  generally  accepted   accounting   principles,
     consistently applied.

          1.6 Governmental Authority shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities and courts.

          1.7 Governmental Requirement shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, orders, judgments, writs, injunctions, decrees, decisions or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

          1.8 Intellectual Property shall mean all of the following as they are related primarily to the Business: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate or company names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
     (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

          1.9 License Agreements shall mean (i) the Sun-Netscape Alliance PS Subcontracting Agreement (which incorporates and/or supercedes the Netscape Professional Services Subcontract Agreement) and (ii) the Sun Channel Agreement #43503-3 (Authorized Software Enterprise Partner) (which incorporates and/or supercedes the Netscape Level 3 Business Partner Agreement). The principal terms of each of the License Agreements are summarized on Schedule 1.9 hereto.

          1.10 Material (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in Article III, be deemed to mean an amount of money greater than $20,000 individually or $50,000 in the aggregate.

          1.11 Net Working Capital of Business shall mean the sum of all current Assets transferred pursuant to this Agreement, excluding cash, related party accounts, notes receivable, accounts receivables more than 60 days past due, and income tax related accounts, less all current assumed liabilities of the Business as of Closing, including, without limitation, accrued Taxes through the Closing Date and any payments due to employees, subcontractors, vendors or customers as a result of the transactions contemplated hereby, in each case as determined in accordance with past practices of Seller (which past practices are in accordance with GAAP).

          1.12 Person shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

          1.13 Taxes shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any
     Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

          1.14 Transfer Period shall mean the period commencing on the Closing Date and expiring 90 days after the Closing Date.

     2. PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

          2.1 Purchase and Sale. Seller hereby agrees to sell, assign, transfer and deliver to Purchaser all right, title and interest in and to the Assets (as more fully described on Schedule 2.1 hereto), free and clear of any liens or encumbrances of any nature whatsoever (except for any liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Purchaser hereby agrees to purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Section 3 below.

          2.2 Delivery of Assets and Transfer Documents. At the Closing (hereinafter defined in Section 2.3), Seller shall have taken all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and have delivered to Purchaser (i) a duly executed general warranty bill of sale covering the Assets, in the form of and containing the same terms and provisions as the General Warranty Bill of Sale attached hereto as Exhibit A, (ii) duly executed assignments for all accounts receivable, patents, trademarks, trade names and similar intangible property included in the Assets, in form and substance acceptable to Purchaser and in recordable form as appropriate, and (iii) such other duly executed transfer and release documents which Purchaser has reasonably requested to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).

          2.3 Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referred to above shall take place (the "Closing") at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C., on a date and time mutually agreed upon by the parties, but in no event later than August 7, 2000 (the "Closing Date").


     3. PURCHASE PRICE.

          3.1 Price and Payment.

               (a) The aggregate consideration for the Assets and the Non-Competition Agreements (set forth in Section 13 below) shall be an amount equal to $1,300,000 (the "Purchase Price"), subject to the working capital and contract adjustments provided in Sections 3.2(a) and (b) below.

               (b) At the Closing, Purchaser shall cause the Purchase Price to be paid to Seller or its designee by wire transfer of immediately available funds.

          3.2 Purchase Price Adjustments.

               (a) Working Capital Adjustment. The Purchase Price shall be increased or decreased on a dollar-for-dollar basis by the amount by which the Net Working Capital of the Business is more or less than $250,000 on the Closing Date (the "Net Working Capital Adjustment"). The Net Working Capital of the Business shall be initially determined at the time of Closing by an estimate of Seller in good faith and any adjustment as a result thereof shall reduce or increase the Purchase Price payable pursuant to Section 3.1 above; provided, however, that any increase in the Purchase Price payable at Closing shall be initially limited to 75% of such increase (with the full amount of such increase to be deferred until such time as the E&Y Determination (as defined below) or the Final Computation (as defined below) has been made. Following the Closing, the Net Working Capital of the Business shall be subsequently determined within sixty

          (60) days after the Closing Date by Ernst & Young, LLP, in accordance with the terms of this Agreement (at the expense of Purchaser), which determination (the "E&Y Determination") shall be submitted in writing to Seller and Purchaser no later than sixty (60) days after the Closing. If within ten (10) days after receipt of the E&Y Determination, Seller delivers written notice to Purchaser that Seller disagrees with the E&Y Determination (the "Disagreement Notice"), then Seller and Purchaser shall attempt in good faith to mutually determine the correct amount of the Net Working Capital of Seller within ten
          (10) days after Seller delivers the Disagreement Notice to Purchaser. If Seller and Purchaser cannot in good faith mutually determine the correct amount of the Net Working Capital of Seller within such ten
          (10) day period, then Seller and Purchaser will mutually select another accounting firm, to be considered a "Big Six" accounting firm, to compute the Net Working Capital of Seller, which computation (the "Final Computation") shall be final, conclusive and binding on the parties. In the event of a Final Computation, Purchaser and Seller shall jointly pay the expense of the Final Computation. If Seller does not deliver the Disagreement Notice on a timely basis to Purchaser, Seller shall be deemed to agree with and accept the E&Y Determination, which shall be final and conclusive against Purchaser and Seller. Any required payment by Seller or Purchaser by virtue of a Net Working Capital Adjustment (net of any preliminary adjustment made at Closing) shall be made by Seller or Purchaser, as the case may be, within ten
          (10) days of the receipt of the E&Y Determination or the Final Computation.

               (b) Contract Adjustment. The Purchase Price shall be adjusted upward by Five Hundred Thousand Dollars ($500,000) (the "Adjustment Amount") in the event that Seller shall have provided to Purchaser within the Transfer Period evidence reasonably satisfactory to Purchaser that (i) each of the License Agreements is in full force and effect in accordance with the terms and provisions represented by Seller to Purchaser on the Closing Date on Schedule 1.9 hereto, (ii) each of the License Agreements has been transferred into the name of Purchaser and each such transfer has been consented to by the other party to such agreement or Purchaser shall have entered into substantially similar agreements on substantially similar terms, and
          (iii) Purchaser shall be entitled to enjoy all the rights and benefits currently enjoyed by the Business under each of the License Agreements as described by Seller to Purchaser on Schedule 1.9 hereto. Any required payment by Purchaser to Seller pursuant to this Section 3.2(b) shall be made in cash within ten (10) days of Seller's satisfaction in full of the requirements of this Section 3.2(b). At Closing, Purchaser shall deliver the Adjustment Amount to the Escrow Agent pursuant to Section 3.8 below.

          3.3 Excluded Assets. The Assets shall not include any of the assets listed on Schedule 2.1A hereto (collectively, the "Excluded Assets").

          3.4 Assumed Obligations. Purchaser hereby assumes the obligations of Seller under all contracts and agreements transferred by Seller to Purchaser under this Agreement that are listed and described on Schedule
     3.4 hereto (the  "Assumed  Liabilities  and  Obligations");

     provided that Purchaser specifically does not assume any liabilities of Seller under such contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date.

          3.5 Excluded Liabilities and Obligations.

               (a) Except as expressly set forth in Section 3.4 above, Purchaser shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business, Seller, Stockholder or any other Affiliate of Seller, or any claim against any of the foregoing parties, of any kind, whether known or unknown, contingent, absolute or otherwise arising out of or relating to the conduct of the Business prior to the Closing Date (the "Excluded Liabilities").

               (b) Except for the Assumed Liabilities and Obligations expressly provided for in Section 3.4 hereof, Seller and Stockholder shall jointly and severally forever defend, indemnify and hold harmless Purchaser from and against any and all liabilities, obligations, losses, claims, damages (including incidentals and consequential damages), costs and expenses (including court costs and reasonable attorney's fees) related to or arising from the Business prior to the Closing Date.

          3.6 Transfer Taxes. Purchaser and Seller acknowledge and agree that the consideration (including, without limitation the Purchase Price and any adjustments thereto) is deemed to have been paid for any sales, use, transfer or other similar tax purposes by Purchaser to Seller pursuant to this Agreement, and includes and is inclusive of any and all sales, use, transfer or other similar tax imposed as a result of the consummation of the transactions contemplated by this Agreement. Seller and Stockholder hereby agree to pay and discharge, and to indemnify Purchaser against, and protect, save and hold Purchaser harmless from, any liability, obligation, claim, assessment or deficiency (whether or not ultimately successful) for any and all sales, use, transfer or other similar taxes (and any and all interest, penalties, additions to tax and fines thereon or related thereto) resulting or arising from or incurred in connection with the consummation of the sale of the Assets pursuant to this Agreement.

          3.7 Allocation of Purchase Price. The Purchase Price shall be allocated as set forth in Schedule 3.7 attached hereto, and made a part hereof.

          3.8 Escrow Amount. Pursuant to the Escrow Agreement to be entered into among Purchaser, Seller and First Union National Bank, N.A. (the "Escrow Agent"), substantially in the form of Exhibit B hereto, the Adjustment Amount shall be delivered to the Escrow Agent at Closing. All fees and expenses of the Escrow Agent shall be paid by Purchaser.

     The Adjustment Amount shall be held pursuant to the terms of the Escrow Agreement and shall be available for payment to Seller in the event Seller satisfies the requirements of Section 3.2(b) above. In the event Seller satisfies its obligations under Section 3.2(b) in full prior to the expiration of the Transfer Period, Purchaser agrees to instruct the Escrow Agent to disburse to Seller the Adjustment Amount (together with any interest on the Adjustment Amount) within 10 days of Seller's satisfaction of Section 3.2(b), but in no event later than the last day of the Transfer Period. In the event Seller fails to satisfy its obligations under Section 3.2(b) in full prior to the expiration of the Transfer Period, the Adjustment Amount (together with any interest on the Adjustment Amount) shall be returned to Purchaser. Purchaser and Seller agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing Party to receive those portions of the Adjustment Amount to which the furnishing Party is entitled under the provisions of the Escrow Agreement and this Agreement


     4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller and Stockholder hereby jointly and severally represent and warrant to Purchaser as follows:

          4.1 Organization. Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted except where any such failure would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted except where any such failure would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business. Seller is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business.

          4.2 Ownership. Seller owns all of the Assets constituting the Business. Except as listed on Schedule 4.2 hereto, there are no options, rights or other grants currently outstanding for the acquisition or purchase of any of the Assets. All of the properties and assets necessary for the continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are included in the Assets being purchased by Purchaser pursuant to this Agreement and are owned, leased or licensed by the Business and are reasonably suitable for the purposes for which they are currently being used. All of the outstanding capital stock of Seller is owned by the Stockholder.

          4.3 Financial Statements. Seller has delivered to Purchaser copies of the following financial statements for the Business, all of which financial statements are included in Schedule 4.3(A) hereto:

               (a) Unaudited Summary Balance Sheet of the Business (the "Reference Balance Sheet") as of June 30, 2000 (the "Balance Sheet Date") and Unaudited Summary Statement of Operations of the Business for the six-month period ended June 30, 2000;

               (b) Unaudited Summary Balance Sheet of the Business as of December 31, 1999; and

               (c) Unaudited Summary Statement of Operations of the Business for the year ended December 31, 1999.

Except as set forth on Schedule 4.3(B) hereto, the financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3(A) hereto, have been prepared in accordance with GAAP and present fairly the consolidated financial condition of the Business as of the dates thereof and for the periods indicated thereon. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of Seller related to the Business and the Assets, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of taxes or other governmental charges, or penalties, interest or fines thereon or in respect thereof, to the extent such items are required to be reflected on such balance sheet under GAAP.

          4.4  Events  Since  the  Balance  Sheet  Date.  Except as set forth on
     Schedule 4.4 hereto, since the Balance Sheet Date, there has not been:

               (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which, individually or in the aggregate, has had a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or prospects of the Business;

               (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of the Business that adversely affects the condition (financial or otherwise) of the Assets or the Business.

               (c) any material breach or default by Seller or Stockholder or, to the Best Knowledge of Seller, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

               (d) any damage, destruction or loss (whether or not covered by insurance), which materially adversely affects the Assets or the Business;

               (e) any material change in the types, nature, composition or quality of the services of the Business, any material adverse change in the contributions of any of the service lines of the Business to the revenues or gross income of such Business, or any material adverse change in the sales, revenue or net income of the Business;

               (f) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; or

               (g) any other occurrence, event or condition that has materially adversely affected (or can reasonably be expected to have a material adverse effect on) the Assets or the Business.

          4.5 Competing Interests. Except as set forth on Schedule 4.5 hereto, neither Seller or Stockholder, nor, to the Best Knowledge of Seller, any stockholder or officer of Seller, and no Associate (as hereinafter defined) of Seller:

               (a) owns, directly or indirectly, any equity interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, or, to the Best Knowledge of Seller, a competitor, supplier or customer of Purchaser or an Associate of Purchaser (except for ownership, if any, of less than one percent (1%) by value of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange); or,

               (b) owns, directly or indirectly, in whole or in part, any property, asset or right which is associated with the Assets or the Business, or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.

          For purposes of this Agreement, the term "Associate" shall mean with respect to a Person (other than an individual), any Person Controlling, Controlled by or under common Control with such Person, and any director or officer of such Person and any Associate of any such Person.

          4.6 Notes and Accounts Receivable. All notes and accounts receivable of Seller which are part of the Assets are reflected properly on the Business's books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to a reserve for bad debts set forth on the face of the Reference Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the date of Closing in accordance with the past customs and practices of the Business.

          4.7 Employee Matters. Schedule 4.7(A) hereto, sets forth a true and complete list of the names of and current annual compensation paid by Seller to each corporate or administrative (non-temporary) employee of Seller utilized in connection with the operation of the Business. Except as specifically described on Schedule 4.7(B) hereto, neither Seller nor Stockholder have any employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal relating to any employees of the Business. Purchaser will have no liability with respect to any such plans as a result of the transactions contemplated by this Agreement. Seller does not now and has never contributed to a "multi-employer plan" as defined in section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller is not a party to any collective bargaining or other union agreements. Seller has not, within the last five (5) years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees engaged in the Business which had or might have had a material adverse effect on the Business. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the corporate or administrative (non-temporary) employees of Seller used in connection with the Business.

          4.8 Contracts and Agreements. Schedule 4.8 hereto, sets forth a true and complete list of and briefly describes (including termination date) all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets or the Business and are currently in force (including all amendments, supplements and modifications thereto):

               (a) all contracts, agreements, or commitments in respect of the sale of services;

               (b) all offers, tenders or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

               (c) all sales or agency agreements or franchises or legally enforceable commitments or obligations with respect thereto;

               (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

               (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer or stockholder of Seller;

               (f) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

               (g) all leases  related to the  Assets or the  Business,  and all
          other  contracts,   agreements  or  legally  enforceable   commitments
          relating to or affecting the Assets or the Business;

               (h) all performance bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

               (i) all consent decrees and other  judgments,  decrees or orders,
          settlement   agreements   and   agreements   relating  to  competitive
          activities, requiring or prohibiting any future action;

               (j) all accounts, notes and other receivables, and all security therefor, and all documents and agreements related thereto;

               (k) all contracts or agreements of any nature with any 5% or greater stockholder of Seller, or any Associate (as defined in Section
          4.5 above) of such stockholders; and

               (l) all contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business.

All of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the Assets, but not specifically described above, (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, will constitute such a default by Seller, or, to the Best Knowledge of Seller, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. Seller is not aware of any reason why any of such Contracts which relate to the sale of goods or services
(i) will result in a loss to Purchaser on completion by performance or (ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in Schedule 4.8 hereto, have been delivered by Seller to Purchaser, and such copies and descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. To the Best Knowledge of Seller, other than under the provisions of any Contract with a stated termination date prior to the Closing Date, no purchaser of services under any Contract will stop or decrease its rate of buying services (on an annualized basis) from Seller prior to the Closing Date. No one has advised Seller that any Contract assigned to Purchaser by Seller pursuant to the transactions contemplated by this Agreement will be terminated by any customer prior to, on or after the Closing or that any existing relationship with any customer will expire upon termination of any existing Contract. Except as set forth on Schedule 4.8A hereto, all of the Contracts may be assigned to Purchaser without the approval or consent of any Person.

          4.9 Effect of Agreement. Except as set forth on Schedule 4.9, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the
     Certificate of Incorporation or Bylaws of Seller or Stockholder, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which either Seller or Stockholder is now a party or by which Seller or Stockholder or any of their properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement; (iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets; (iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; or (v) require notice to or the consent, authorization, approval or order of any Person (except as may be contemplated by the last sentence of Section 4.8 hereof). To the Best Knowledge of Seller, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          4.10 Properties, Assets and Leasehold Estates. Seller has good and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever. All leases pursuant to which real property is leased in connection with the Business are in good standing, valid and enforceable with respect to their terms.

          4.11 Intellectual Property. Schedule 4.11 lists and briefly describes all material Intellectual Property owned or utilized by the Business that is being conveyed to Purchaser pursuant to this Agreement. Seller has furnished Purchaser with copies of all material license agreements (including software licensing agreements) to which the Business is a party, either as licensor or licensee, with respect to any Intellectual Property. Subject to the terms of such license agreements, the Business has legal title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how utilized in the conduct of the Business as presently conducted and as currently planned by the Business without material impediment, without the payment of any royalty or similar payment. Seller has not transferred, encumbered or licensed to any Person any rights to own or use any portion of the items listed on Schedule 4.11 hereto or any other intangible property included in the Assets. To the Best Knowledge of Seller, none of the items listed on Schedule 4.11 hereto or any other intangible property included in the Assets is being infringed upon by any Person. The Seller has not received notice of any charge, claim, demand, complaint, action, suit, hearing, proceeding or investigation which challenges the Business's ownership or licensing of any Intellectual Property, the Business's current uses of its Intellectual Property or its compliance with the terms and conditions of any contracts, licenses, agreements or Court Orders involving the Intellectual Property. The Business owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all the Intellectual Property necessary for the operation of the Business as presently conducted and all such Intellectual Property is set forth on Schedule 4.11. Except as set forth on Schedule 4.11, the Business's use of each item of the Intellectual Property owned or licensed by the Business (i) will not be terminated or materially modified as a result of the sale of the Assets and the assignment thereof contemplated hereby; (ii) does not infringe upon the rights of any other Person based on the Business's current use of such items or its currently proposed use of such items without material impediment; (iii) is in compliance with the material terms and conditions of all license or other agreements relating to such items; and (iv) does not violate any material Governmental Requirement or Courts Orders applicable to the Business or, to the Best Knowledge of Seller, any other party to any material license or other agreement relating to such Intellectual Property. The Company is not in default (whether or not after the giving of notice or the lapse of time or both) under any material license, contract or other agreement relating to any Intellectual Property.

          4.12 Suits, Actions and Claims. Except as set forth in Schedule 4.12 hereto, (i) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which the Business is engaged or which are pending or, to the Best Knowledge of Seller, threatened against or affecting the Business or Assets or any of its properties, or which question the validity or legality of the transactions contemplated hereby, (ii) to the Best Knowledge of Seller, no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller with respect to the Business or Assets. Without limiting the foregoing, Seller has no knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller or Stockholder with respect to the Business or the Assets.

          4.13 Licenses and Permits;  Compliance with Governmental  Regulations.
     Schedule 4.13 hereto, sets forth a true and complete list of all licenses and permits necessary for the conduct of the Business. Seller has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the Best Knowledge of Seller, threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are necessary for the conduct of the Business are included in the Assets. To the Best Knowledge of Seller, Seller has complied with all Governmental Requirements applicable to the Business, and all Governmental Requirements with respect to the distribution and sale of products and services by the Business.

          4.14 Authorization. Each of Seller and Stockholder has full legal right, power and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereto to be performed by it. The execution and delivery of this Agreement by each of Seller and Stockholder and the performance by them of the transactions contemplated herein has been duly and validly authorized by all requisite corporate action of Seller and Stockholder, and this Agreement has been duly and validly executed and delivered by Seller and Stockholder and is the legal, valid and binding obligation of each of Seller and Stockholder, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

          4.15 No Untrue Statements. The statements, representations and warranties of Seller set forth in this Agreement and the Schedules hereto and in all other documents and information furnished to Purchaser and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made herein and therein, taken as a whole, not misleading. There is no fact that is not disclosed to Purchaser in this Agreement or the Schedules hereto that adversely affects or, so far as Seller can now reasonably foresee, could adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller or Stockholder to perform their obligations under the Agreement.

          4.16 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements quotations, correspondence and historic revenue data of the Business since January 1, 1998, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement, and such books, records and minutes are true, accurate and complete and (except for corporate minute books and stock records) are included in the Assets. Seller agrees to store for a period of at least three (3) years from the Closing Date all of Seller's tax and accounting records (other than those solely with respect to the Business which are included in the Assets) for the three (3) year period prior to the Closing Date. Such records shall be made available for inspection and copying by Purchaser upon reasonable advance notice and during reasonable business hours. Seller further agrees that if Seller intends to destroy any of such tax or accounting records during the period ending six (6) years after the Closing Date, Seller will first notify Purchaser and provide Purchaser with an opportunity to take possession of such records within a period of not less than thirty (30) days following such notice.

          4.17 Work-In-Process. Except as set forth on Schedule 4.17 hereto, Seller has not received any payments with respect to any work-in-process with respect to the Business.

          4.18 Brokers and Finders. No broker or finder has acted for Seller or Stockholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or Stockholder.

          4.19 Adverse Facts. Seller is not aware (after having made all reasonable inquiries) of any fact or matter not disclosed in this Agreement or in the Schedules hereto, other than generally known facts about the industry or economy, which might be reasonably expected to materially adversely affect the Assets or the Business after Closing.

          4.20 Deposits. Neither Seller nor Stockholder now hold, nor does either Seller or Stockholder expect to receive between the date hereof and the Closing Date, any deposits or prepayments by third parties with respect to any of the Assets or the Business which are not reflected as liabilities on the Reference Balance Sheet.

          4.21 Workers' Compensation Data. All data set forth in the workers' compensation report of Seller attached hereto as Schedule 4.21 is true, correct and complete as of the date thereof.

          4.22 Customer List. Schedule 4.22 hereto sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided services in excess of

     $50,000 per annum during the three (3) years immediately preceding the date hereof. This list provides an accurate statement of the gross revenues received from each such customer by the Business during the fifteen (15) month period ended June 30, 2000 and an estimate of those for the two month period ended July 31, 2000. To the Best Knowledge of Seller, no current customer of the Business listed on Schedule 4.22 hereto, which has agreed to a continuing relationship with the Business, will stop or decrease its rate of buying services (on an annualized basis) from Seller prior to the Closing Date, or to the extent any such customer becomes a customer of Purchaser pursuant to the transactions contemplated by this Agreement, from Purchaser after the Closing Date. Schedule 4.22A hereto sets forth a list of all the customers of the Business known to the Seller that will not be continuing customers of the business.

          4.23 No Royalties. No royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

          4.24 Business. All of the revenues generated by Seller from the Business have been earned and received by Seller, and not through or in any Subsidiary (as hereinafter defined).

          4.25 Subsidiaries. Seller does not own any Subsidiaries. As used in this Agreement, the word "Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner, or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          4.26  Non-Competes.  None of the employees of the Business are parties
     to    any    confidentiality,    non-disclosure,    non-solicitation    and
     non-competition agreements with Seller or Stockholder.

     5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

          5.1 Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2 Authorization. Purchaser has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency, or other laws affecting generally the rights of the creditors or by principals of equity. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Purchaser.

          5.3 Brokers and Finders. No broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated by this Agreement and, no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.

     6. PRE-CLOSING COVENANTS. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          6.1 General. Each of the parties will use its best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).

          6.2 Notices and Consents. Seller will give any notices to third parties, and Seller and Stockholder will each use its best efforts to obtain any third party consents that the Purchaser may request in connection with the matters pertaining to Seller or Stockholder disclosed or required to be disclosed by this Agreement, including those items set forth on Schedule 4.8A. Each of the parties will take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make or obtain.

          6.3 Operation of Business. Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the nature described in Section 4.4 hereof.

          6.4 Preservation of Business. Seller will keep the business and properties of the Business substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          6.5 Full Access. Seller will permit representatives of Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the Business.

          6.6 Notice of Developments. Seller will give prompt written notice to Purchaser of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Business. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Schedules or Exhibits hereto, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant for purposes of Sections 7.1(a), 7.1(b) or 11.

          6.7 Exclusivity. Seller and Stockholder will not, with respect to the Business or the Assets, (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving Seller, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Seller will notify Purchaser immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     7. CONDITIONS TO OBLIGATION TO CLOSE.

          7.1 Conditions to Obligation of Purchaser. The obligations of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects at and as of the Closing Date;

               (b) Seller and Stockholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (c) Seller and Stockholder shall have procured all of the third party consents specified on Schedule 7.1(c);

               (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Purchaser to own, operate, or control the Assets (and no such judgment, order decree, stipulation, injunction, or charge shall be in effect);

               (e) Seller shall have delivered to Purchaser a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7.1(a)-(d) is satisfied in all respects;

               (f) [INTENTIONALLY DELETED];

               (g) [INTENTIONALLY DELETED];

               (h)  Purchaser  shall have  received  from each person  listed in
          Schedule 7.1(h) an executed Compliance Agreement in substantially the form and substance attached hereto as Exhibit C;

               (i) all actions and approvals to be taken by Seller or Stockholder in connection with the consummation of the transactions contemplated hereby (including approval of Seller's or Stockholder's stockholders if required by law) and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Purchaser;

               (j) Purchaser shall have received from Ehrenreich, Eilenberg & Krause, LLP, counsel for Seller and Stockholder, an opinion addressed to Purchaser dated the date of the Closing, and in form and substance attached hereto as Exhibit D;

               (k) [INTENTIONALLY DELETED];

               (l) [INTENTIONALLY DELETED];

               (m) Seller shall not have experienced any material adverse change in the Business;

               (n) Seller shall not have lost any continuing material customer or customers nor shall the same have significantly curtailed the buying of services from Seller. For purposes of this Section 7.1(n), a "material customer" shall mean a customer to whom Seller invoiced at least $50,000 of services in calendar year 1999; and

               (o) Purchaser shall have received from Seller an executed Transition Services Agreement in form and substance substantially similar to Exhibit E hereto, pursuant to which certain employees of Seller designated on Schedule 7.1(o) hereto shall be assigned to Purchaser, and shall be dedicated exclusively and devoted full-time to performing the services requested by Purchaser in connection with the operation of the Business (the "Transition Services Agreement").

          Purchaser may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

          7.2 Conditions to Obligations of Seller. The obligations of Seller and Stockholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

               (b) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

               (d) Purchaser shall have delivered to Seller and Stockholder a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects.

          Seller  or  Stockholder  may  waive any  condition  specified  in this
     Section 7.2 if it executes a writing so stating at or prior to the Closing.


     8. TERMINATION.

          8.1 Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

               (a)  Purchaser,   Seller  and   Stockholder  may  terminate  this
          Agreement by mutual written consent at any time prior to the Closing;

               (b) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event Seller is in breach;

               (c) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if the Closing shall not have occurred on or before August 7, 2000 by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement);

               (d) Seller or Stockholder may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing if the Closing shall not have occurred on or before August 7, 2000 by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from Seller or Stockholder breaching any representation, warranty, or covenant contained in this Agreement).

               (e) Purchaser shall have the right in its good faith discretion, to terminate this Agreement at any time if any material adverse change in the Business or Assets occurs or if any information is subsequently disclosed in the Schedules to be delivered by Seller hereunder after the date of execution of this Agreement which information may reasonably be expected to have a material adverse effect on the Business or the Assets following the Closing.

          8.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 8.1 above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach of this Agreement). Notwithstanding the foregoing, the parties' obligations under Article 14 and Section 20.10 shall survive the termination of this Agreement.


     9. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller or Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and Stockholder hereunder. Other than the agreement of Seller set forth in Section 10.3 below, which shall survive for a period of 60 months from the Closing Date, all indemnifications, guarantees, covenants, agreements, representations and warranties made by Seller or Stockholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of 12 months and one day from the Closing Date, regardless of any investigation at any time made by or on behalf of Purchaser.

     10. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

          10.1 Delivery of Funds and Other Assets Collected by Purchaser; Power of Attorney. To the extent Purchaser receives any funds or other assets in payment of the Excluded Assets, Purchaser shall immediately deliver such funds or assets to Seller and take all steps necessary to vest title to such funds or assets in Seller. Purchaser hereby designates Seller as
     Purchaser's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Seller any checks, notes or other documents received by Purchaser in payment of or in substitution or exchange for any of the Excluded Assets. Purchaser hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Seller from time to time any documents or instruments reasonably requested by Seller to evidence such power of attorney.

          10.2  Delivery  of Funds  and  Other  Assets  Collected  by  Seller or
     Stockholder; Power of Attorney. To the extent Seller or Stockholder receives any funds or other assets in payment of (i) receivables or (ii) work-in-process incurred on or after the Closing Date, or in connection with any other Assets being sold to Purchaser hereto, each of Seller and Stockholder shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser. Seller hereby designates Purchaser and its officers as Seller's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Purchaser any checks, notes or other documents received by Purchaser in payment of or in substitution or exchange for any of the Assets. Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Purchaser from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

          10.3 Employment. Seller and Stockholder hereby agree (i) to use commercially reasonable efforts to maintain the employment of the individuals set forth on Schedule 7.1(o) hereto, (ii) not to terminate the employment of any individual set forth on Schedule 7.1(o) hereto without the prior written consent of Purchaser except for cause, and (iii) so long as the Transition Services Agreement is in effect or Purchaser otherwise agrees in writing, each of the individuals set forth on Schedule 7.1(o) hereto, other than Deborah Searle, shall be dedicated exclusively and devoted full-time by Seller and Stockholder to performing the services requested by Purchaser in connection with the operation of the Business after the Closing Date.

          10.4 Office Space. Seller shall have the right to use one office and three cubicles at Purchaser's office space located at 700 Pete Rose Way, Cincinnati, Ohio without charge until August 31, 2000.

          10.5 Further Assurances. Purchaser hereby agrees (i) that during the Transfer Period it shall cooperate with Seller and take all such actions as are reasonably necessary to effectuate the transfer of the License Agreements or enter into substantially similar agreements, and (ii) to issue instructions to the Escrow Agent to release the Adjustment Amount to the Seller upon satisfaction by Seller of the conditions set forth in
     Section 3.2(b).

     11. INDEMNITIES.

          11.1 Indemnity by Seller. Seller and Stockholder shall and hereby do, jointly and severally, indemnify, hold harmless and defend Purchaser, its Affiliates and their officers, directors, stockholders, employees, agents, representatives and consultants (collectively, the "Indemnified Parties") at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses, loss of profits, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon), remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to any of the Indemnified Parties ("Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Indemnified Parties by any Person resulting or arising from or incurred in connection with any one or more of the following (provided that this Section 11 shall not apply to any items that have been expressly assumed by Purchaser under this Agreement):

               (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) of or against Seller or Stockholder or related in any way to the Business or Assets of any of them (including any liability of Seller or Stockholder under all ERISA laws) to the extent that such liability relates to the Business prior to the Closing Date;

               (b) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability arises in connection with any action, omission or event occurring on or prior to the Closing Date;

               (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the Assets or the Business which have not been expressly assumed by Purchaser hereunder;

               (d) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the Taxes of Seller or Stockholder;

               (e) any liability or claim for liability (whether or not successful) related to any lawsuit or threatened lawsuit or claim involving Seller or Stockholder, including but not limited to, those items listed on Schedule 4.12 hereto;

               (f) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Seller or Stockholder under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Purchaser pursuant to the terms of this Agreement;

               (g) any liability or claim for liability against Purchaser or any of the Assets to the extent such liability or claim for liability arises in connection with the failure of Purchaser and Seller to comply with any applicable bulk transfer law; and

               (h)  all  actions,  suits,  proceedings,   demands,  assessments,
          adjustments,   costs  and  expenses  (including  costs  of  court  and
          reasonable attorneys' fees) incident to any of the foregoing.

          11.2 Limitation of Certain Liability. To the extent the Indemnified Parties incur or suffer Damages for any matter for which Seller and Stockholder are obligated to indemnify, hold harmless and defend Purchaser under Section 11.1(f) above, Seller and Stockholder shall not be liable for any such Damages (i) until Purchaser has suffered aggregate losses by reason of all such misrepresentations, breaches of warranty and/or non-fulfillments of covenants or agreements on the part of Seller and/or Stockholder in excess of a $50,000 threshold (at which point Seller and Stockholder will be obligated to indemnify Purchaser from and against all such aggregate losses including losses back to the first dollar), and (ii) in excess of the Purchase Price, as adjusted; provided, however, that the limitations set forth in (i) and (ii) above specifically shall not apply to Damages (y) resulting from or attributable to intentional fraud or any willful misconduct by Seller and Stockholder, or (z) for any matter or matters (other than those set out in Section 11.1(f) above) for which Seller or Stockholder is obligated to indemnify, hold harmless and defend Purchaser. The provisions of this Section 11 will terminate on the second anniversary of the Closing Date (except for any claims for Damages made prior to such date which claims shall continue after such date until finally resolved or in the event of any claims for Damages arising out of a breach of Section 10.3 below, which shall survive for a period of five years from the Closing Date).

          11.3 Notice of Claim. Purchaser agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it or any Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any person with respect to any matter as to which any of the Indemnified Parties are entitled to indemnity under the provisions of this Agreement (such actions being collectively referred to in this Section 11 as the "Claim"), Purchaser will give prompt notice thereof in writing to Seller and Stockholder; provided that any delay in giving or failure to give such notice shall not limit the rights of Purchaser or any Indemnified Party to indemnity hereunder, and Purchaser shall have no liability for such delay or failure, except to the extent that Seller and Stockholder are shown to have been materially damaged by such delay or failure.

          11.4 Right to Defend. Seller and Stockholder shall be entitled at their sole cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which either Seller or Stockholder is called upon to indemnify any of the Indemnified Parties under the provisions of this Agreement; provided, however, that notice of the intention so to contest shall be delivered by Seller and Stockholder to Purchaser within twenty (20) days from the effective date of notice to Seller and Stockholder by Purchaser of the assertion of the Claim, and provided, further that such right to contest and defend shall exist only if Seller and Stockholder have (i) admitted in writing to Purchaser the obligation of Seller and Stockholder to pay the indemnified obligations to the Indemnified Parties with respect to the Claim and (ii) have provided the Indemnified Parties with satisfactory evidence of Seller and Stockholder's ability to pay any indemnity obligation that reasonably may arise under the Claim. Any such contest may be conducted in the name and on behalf of Purchaser. Such contest shall be conducted by reputable attorneys employed by Seller and Stockholder and reasonably acceptable to Purchaser, but Purchaser shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at its cost and expense. If, after such opportunity, Seller and Stockholder have not satisfied all requirements for the contest of a claim by them (i.e., timely election, admission of liability and proof of ability regarding payment), then Seller and Stockholder shall (i) at their expense, except for travel expenses requested to be incurred by Purchaser, reasonably cooperate with Purchaser with respect to defense of the Claim, and (ii) be bound by the result obtained with respect to the Claim by Purchaser. At any time after the commencement of defense of any Claim, Seller and Stockholder may request Purchaser to accept a bona fide offer from the other parties to the Claim for a cash settlement payable solely from Seller and Stockholder (which places no burdens or restrictions on Purchaser and does not otherwise prejudice Purchaser), whereupon such action shall be taken unless Purchaser determines that the contest should be continued, and so notifies Seller and Stockholder in writing within fifteen (15) days of such request from Seller and Stockholder. In the event that, after such a request by Seller and Stockholder for acceptance of a bona fide cash settlement offer, Purchaser determines that the contest should be continued, Seller and Stockholder shall be liable for indemnity hereunder only to the extent of the lesser of
     (i) the amount which the other party to the contested Claim had agreed to accept in settlement as of the time Seller and

     Stockholder made its request therefor to Purchaser or (ii) such amount for which Seller and Stockholder may be liable with respect to such Claim by reason of the provisions hereof.

          11.5 Cooperation by Purchaser. If requested by Seller and Stockholder, Purchaser and its officers and employees shall reasonably cooperate with Seller and Stockholder and its counsel in contesting any Claim with respect to which Seller and Stockholder have satisfied all requirements for a contest by them as set forth in Section 11.4 above; provided that Seller and Stockholder shall reimburse Purchaser for any actual out-of-pocket expenses incurred by it in so cooperating.

          11.6 Payment. Seller and Stockholder shall promptly pay to Purchaser or such other Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Damages to which Purchaser or such Indemnified Party may become entitled by reason of the provisions of this Agreement.

          11.7 Indemnity by Purchaser. Purchaser agrees to indemnify, hold harmless and defend Seller and Stockholder at all times from and after the date of this Agreement, from and against any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against Seller and Stockholder by any Person resulting or arising from or incurred in connection with:

               (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability arises in connection with any action, omission or event occurring after the Closing Date;

               (b) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished by Purchaser pursuant to the terms of this Agreement, and

               (c)  all  actions,  suits,  proceedings,   demands,  assessments,
          adjustments,   costs  and  expenses  (including  costs  of  court  and
          reasonable attorneys' fees) incident to any of the foregoing.

     12. LEASE AGREEMENT. Purchaser shall assume the leases for the office space currently used by Seller in connection with the operation of the Business. Purchaser will, from and after Closing, hold harmless Seller from any liability thereunder accruing after Closing.

     13. NON-COMPETITION.

          13.1 Agreement Not to Compete. As an inducement for Purchaser to enter into this Agreement and in return for the payment of $180,000 as provided by Section 3.1(a), the parties hereby agree to the provisions of this
     Section 13. For a period commencing on the date hereof through the second anniversary of the Closing Date, neither Seller nor Stockholder, shall within the territorial boundaries of North America (i) solicit directly or indirectly any of the Accounts (as hereinafter defined) of the Business or otherwise compete with the activities of the Business, (ii) be employed by or otherwise render services to, or own any interest in, any Person that directly or indirectly (a) competes with the Business as it is currently conducted, or (b) solicits directly or indirectly any of the Accounts of the Business, or (iii) solicit directly or indirectly for employment by Seller or Stockholder any of the employees of the Business. For purposes of this Section 13.1, the term "Accounts" shall mean any Person located in North America for which Seller has performed services with respect to the Business during the period beginning eighteen (18) months prior to the date hereof and ending on the second anniversary of the Closing Date. Each of Seller and Stockholder agrees that the limitations set forth herein on the rights of Seller and its Affiliates to compete with the the Business are reasonable and necessary for the protection of Purchaser. In this regard, Seller and Stockholder specifically agree that the limitations as to period of time and geographic area, as well as all other restrictions on its activities specified herein, are reasonable and necessary for the protection of Purchaser. Seller and Stockholder further recognize and agree that violation of any of the agreements contained in this Section 13 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser and its Affiliates shall be entitled to an injunction, without the necessity of posting a bond, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser and its Affiliates may have against Seller or Stockholder and their Affiliates, including, but not limited to, the recovery of damages. Further, it is agreed by Seller and Stockholder that in the event the provisions of this Agreement should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations permitted.

          13.2 Permitted  Activities.  Notwithstanding the provisions of Section
     13.1 above, Purchaser recognizes and hereby agrees that either Stockholder's or Seller's engaging in the activities described on Schedule 13 hereto shall not be deemed to be a violation of the provisions of
     Section 13.1(ii)(a).

     14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Seller and Stockholder each recognizes and acknowledges that it has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, list of customers, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller and Stockholder each agree that it will not disclose, and it will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person, except to authorized representatives of Purchaser. Seller and Stockholder recognize and agree that violation of any of the agreements contained in this Section 14 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond, therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller or Stockholder.

     15. ASSIGNMENT OF CONTRACTS. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any contract or claims as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such contracts may be performed in such manner that the value of such contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the monies due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim incurred after the Closing. Seller shall promptly pay over to Purchaser all monies collected by or paid to it in respect of every such contract, claim or demand to the extent such monies are earned by Purchaser on or after the Closing Date. Nothing in this Section 15 shall relieve Seller of its obligation to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Seller from any liability to Purchaser for failure to obtain such consents.

     16. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.

          16.1 New Employees of Purchaser. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any employees of the Business that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, whichever is later. Except as set forth in Section 16.3 below, such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

          16.2 Hiring of Employees.

               (a) Purchaser will use its reasonable efforts to hire the existing employees of Seller engaged in the Business in connection with its purchase of the Assets; provided, however, that Purchaser shall be entitled to review employee records, conduct employee interviews and employee screening procedures used by Purchaser in its business, and may refuse to offer employment to any employee of Seller if such employee fails to meet the hiring criteria of Purchaser.

               (b) As a condition to their employment by Purchaser, all existing employees of Seller listed in Schedule 7.1(h) shall execute and deliver to Purchaser a Compliance Agreement, each in form and substance acceptable to Purchaser.

          16.3 Existing Employee Benefit Plans. Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Seller to its employees. Seller agrees to indemnify and hold harmless Purchaser from and against any claim which may arise because of the failure to continue such pension plans or work benefit programs.

          16.4 Indemnity Concerning Accrued Benefits. Except as expressly assumed by Purchaser hereunder and as reflected in the Net Working Capital of Seller, Seller and Stockholder jointly and severally agree to indemnify and hold harmless Purchaser from and against any and all accrued and outstanding employee benefits, salary, vacation pay, bonuses, commissions and other emoluments of its employees and from any other employee related matters or liabilities with respect to Seller's employees to and through the Closing Date.

     17. EXPENSES. Whether or not the transactions contemplated hereby are consummated, Seller and Stockholder will pay all of their costs and expenses and Purchaser will pay all of its costs and expenses, incurred in connection with the preparation of and execution of this Agreement and the consummation of the transactions contemplated hereby.

     18. FURTHER ACTIONS. In case at any time after the Closing any further action is legally necessary or reasonably desirable (as determined by any of the Parties) to carry out the purposes of this Agreement and the transactions contemplated hereby, each of the Parties will take such further action (including the execution and/or delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article XI below). Seller and Stockholder acknowledge and agree that from and after the Closing, Purchaser will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Business, which shall be maintained at the chief executive office of Purchaser; provided, however, that Seller and Stockholder shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense, and Purchaser will maintain all of the same for a period of at least five (5) years after Closing. Thereafter, Purchaser will offer such documentation to Seller and Stockholder before disposal thereof. Seller and Stockholder further agree to convey all rights to any Intellectual Property reasonably related to the Business to Purchaser. Purchaser and Seller each agree to use their respective best efforts to cause Sun Microsystems to enter into a Hardware Value-Added Reseller Agreement with Purchaser within the Transfer Period.

     19. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailing first class, postage prepaid, certified United States mail, return receipt requested, as follows:

          (a) If to Purchaser, at:

                  Eclipse Networks, Inc.
                  c/o Thoma Cressey Equity Stockholders
                  600 Montgomery Street
                  27th Floor
                  San Francisco, CA  94111
                  Attention: Joseph Bonocore
                  Tel No.:(415) 983-0499
                  Fax No.:(415) 981-1010

          With a copy to:

                  Thoma Cressey Equity Stockholders
                  600 Montgomery Street
                  27th Floor
                  San Francisco, CA  94111
                  Attention: Joseph Bonocore
                  Tel No.:(415) 983-0499
                  Fax No.:(415) 981-1010

          With a copy to:

                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 Thirteenth Street, NW
                  Washington, DC  20004-1109
                  Attention: J. Hovey Kemp
                  Tel No.:(202) 637-5623
                  Fax No.:(202) 637-5910

          (b) If to Seller or Stockholder, at:

                  International Data Operations, Inc.
                  200 Route 17
                  Mahwah, New Jersey  07430
                  Attention: Shlomie Morgenstern
                  Tel No.:(201) 529-2026
                  Fax No.:(201) 529-3163

          With a copy to:

                  Ehrenreich, Eilenberg & Krause LLP
                  11 East 44th Street
                  17th Floor
                  New York, New York 10017
                  Attention: Sheldon Krause, Esq.
                  Tel No.:(212) 986-9700
                  Fax No.:(212) 986-2399
provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section 19 shall be effective (i) if delivered personally, when delivered, (ii) if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, twenty-four (24) hours after sending, and (iii) if mailed, forty-eight (48) hours after mailing.

     20. GENERAL PROVISIONS.

          20.1 GOVERNING LAW; INTERPRETATION; SECTION HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT-OF-LAWS RULES AS APPLIED IN DELAWARE. THE SECTION HEADINGS CONTAINED HEREIN ARE FOR PURPOSES OF CONVENIENCE ONLY, AND SHALL NOT BE DEEMED TO CONSTITUTE A PART OF THIS AGREEMENT OR TO AFFECT THE MEANING OR INTERPRETATION OF THIS AGREEMENT IN ANY WAY.

          20.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Delaware, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use their best reasonable effort to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

          20.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

          20.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

          20.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

          20.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provisions, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

          20.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

          20.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

          20.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

          20.10 Arbitration. The Parties agree to submit to arbitration, in accordance with these provisions, any disputed claim or controversy, other than those seeking equitable relief, arising from or related to the alleged breach of this Agreement or any disputed indemnification claim made pursuant to this Article XI. The Parties further agree that the arbitration process agreed upon herein shall be the exclusive means for resolving all disputes made subject to arbitration herein, but that no arbitrator shall have authority to expand the scope of these arbitration provisions. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association (AAA). Either Party may invoke arbitration procedures herein by written notice for arbitration containing a statement of the matter to be arbitrated. The Parties shall then have fourteen (14) days in which they may identify a mutually agreeable, neutral arbitrator. After the fourteen (14) day period has expired, the parties shall prepare and submit to the AAA a joint submission, with each Party to contribute half of the appropriate administrative fee. In the event the parties cannot agree upon a neutral arbitrator within fourteen (14) days after written notice for arbitration is received, their joint submission to the AAA shall request arbitrators who are practicing attorneys with professional experience in the field of corporate law, and the Parties shall attempt to select an arbitrator from the panel according to AAA procedures. Unless otherwise agreed by the Parties, the arbitration hearing shall take place in Chicago, Illinois, at a place designated by the AAA. All arbitration procedures hereunder shall be confidential. Each Party shall be responsible for its costs incurred in any arbitration, and the arbitrator shall not have authority to include all or any portion of said costs in an award regardless of which Party prevails. The award of the arbitrator arbitrator may not include equitable relief. Any arbitration awarded shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. "PURCHASER"

                                      ECLIPSE NETWORKS, INC.


                                      By:    /s/ Joseph Bonocore
                                             -----------------------------------
                                      Name:  Joseph Bonocore
                                      Title: President & Chief Executive Officer



                                      "STOCKHOLDER"

                                      DATA SYSTEMS & SOFTWARE INC.


                                      By:    /s/ Shlomie Morgenstern
                                             -----------------------------------
                                      Name:  Shlomie Morgenstern
                                      Title: Vice President - Operations



                                      "SELLER"

                                      INTERNATIONAL DATA OPERATIONS, INC.


                                      By:    /s/ Shlomie Morgenstern
                                             -----------------------------------
                                      Name:  Shlomie Morgenstern
                                      Title: Vice President